UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 11, 2007 (May 11, 2007)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

001-14881	MIDAMERICAN ENERGY HOLDINGS COMPANY	94-2213782
(An Iowa Corporation)
666 Grand Avenue, PO Box 657
Des Moines, Iowa 50306-0657
515-242-4300

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

MidAmerican Energy Holdings Company (“MidAmerican”) reported today that it completed the sale of $550 million in aggregate principal amount of its 5.95% senior bonds due May 15, 2037 to Greenwich Capital Markets, Inc., Barclays Capital Inc. and Lehman Brothers Inc. pursuant to a Purchase Agreement dated May 8, 2007. The sale was exempt from the registration requirements under the U.S. Securities Act of 1933, as amended. The proceeds will be used by MidAmerican to repay at maturity its 4.625% senior notes due in 2007 in an aggregate principal amount of $200 million and its 7.63% senior notes due in 2007 in an aggregate principal amount of $350 million. Pending repayment of this indebtedness, the proceeds will be used to repay short-term indebtedness, with the balance to be invested in short-term securities or used for general corporate purposes.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1
Fifth Supplemental Indenture, dated as of May 11, 2007, by and between MidAmerican Energy Holdings Company and The Bank of New York Trust Company, N.A., Trustee, relating to the 5.95% Senior Bonds due 2037.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast,” and similar terms. These statements are based upon MidAmerican’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside MidAmerican’s control and could cause actual results to differ materially from those expressed or implied by MidAmerican’s forward-looking statements. These factors include, among others:

•	general economic, political and business conditions in the jurisdictions in which MidAmerican’s facilities are located;

•	changes in governmental, legislative or regulatory requirements affecting MidAmerican or the electric or gas utility, pipeline or power generation industries;

•
changes in, and compliance with, environmental laws, regulations, decisions and policies that could increase operating and capital improvement costs, reduce plant output and/or delay plant construction;

•	the outcome of general rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies;

•	changes in economic, industry or weather conditions, as well as demographic trends, that could affect customer growth and usage or supply of electricity and gas;

•
changes in prices and availability for both purchases and sales of wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have significant impact on energy costs;

•	the financial condition and creditworthiness of MidAmerican’s significant customers and suppliers;

•	changes in business strategy or development plans;

•	availability, terms and deployment of capital;

•	performance of generation facilities, including unscheduled outages or repairs;

•	risks relating to nuclear generation;

•
the impact of derivative instruments used to mitigate or manage interest rate risk and volume and price risk and changes in the commodity prices, interest rates and other conditions that affect the value of the derivatives;

•
the impact of increases in healthcare costs, changes in interest rates, mortality, morbidity and investment performance on pension and other postretirement benefits expense, as well as the impact of changes in legislation on funding requirements;

•	changes in MidAmerican’s and its subsidiaries’ credit ratings;

•
unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future generation plants and infrastructure additions;

•	the impact of new accounting pronouncements or changes in current accounting estimates and assumptions on financial results;

•	MidAmerican’s ability to successfully integrate PacifiCorp’s operations or future acquired operations into MidAmerican’s business;

•	other risks or unforeseen events, including wars, the effects of terrorism, embargos and other catastrophic events; and

•	other business or investment considerations that may be disclosed from time to time in filings with the U.S. Securities and Exchange Commission or in other publicly disseminated written documents.

MidAmerican undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: May 11, 2007
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1
Fifth Supplemental Indenture, dated as of May 11, 2007, by and between MidAmerican Energy Holdings Company and The Bank of New York Trust Company, N.A., Trustee, relating to the 5.95% Senior Bonds due 2037.